              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(a)
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                        Two Months
                                         Year Ended        Ended            Year Ended                Six Months
                                         October 31,    December 31,        December 31,            Ended June 30,
                                       --------------   ------------  ------------------------      --------------
                                       1991      1992       1992      1993      1994      1995      1995      1996
Earnings (loss) before income taxes    2,755     4,076      1,424     5,251     9,155    11,202     4,919   (74,633)
Add:
     Interest expense                    738       536         58       304       266       382        87     6,046
     Portion of rents representative
        of the interest factor           299       318         53       345       601       662       301       409
                                      ------    ------     ------    ------    ------    ------    ------   -------
     Earnings (loss) as adjusted       3,792     4,930      1,535     5,900    10,022    12,246     5,307   (68,178)
                                      ======    ======     ======    ======    ======    ======    ======   =======
Fixed charges:
     Interest expense                    738       538         58       304       266       382        87     6,046
     Portion of rents representative
        of the interest factor           299       316         53       345       601       662       301       409
                                      ------    ------     ------    ------    ------    ------    ------   -------
     Total fixed charges               1,037       854        111       649       867     1,044       388     6,455
                                      ======    ======     ======    ======    ======    ======    ======   =======

                                      ------    ------     ------    ------    ------    ------    ------   -------
Ratio of earnings to fixed charges       3.7       5.8       13.8       9.1      11.6      11.7      13.7         -(b)
                                      ======    ======     ======    ======    ======    ======    ======   =======

                                                      PRO FORMA
                                       -----------------------------------------
                                       12 MONTHS ENDED        6 MONTHS ENDED
                                          12/31/95         6/30/96       6/30/95
                                       ---------------     -------       -------
Earnings before income taxes                4,488           2,063           972
  Add:  Interest expense                   11,558           5,814         5,762
        Portion of rents
          representative of the
          interest factor                     662             409           301
                                           ------           -----         -----
  Earnings as adjusted                     16,708           8,286         7,035
                                           ======           =====         =====
Fixed charges:
        Interest expense                   11,558           5,814         5,762
        Portion of rents
          representative of the
          interest factor                     662             409           301
                                           ------           -----         -----
        Total fixed charges                12,220           6,223         6,063
                                           ======           =====         =====

                                           ------           -----         -----
Ratio of earnings to fixed charges            1.4             1.3           1.2
                                           ======           =====         =====

(a) The ratio of earnings to fixed charges has been computed based upon earnings (loss) before provision for income taxes and fixed charges. Fixed charges consist of interest expense and one-third of rental expense (the proportion deemed representative of the interest factor).

(b) Earnings (loss) before income taxes and fixed charges were insufficient to cover fixed charges by $74.6 million for the six months ended June 30, 1996.


                                    Page 1